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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): October 25, 2001


                                 Sheldahl, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


       Minnesota                       0-45                   41-0758073
----------------------------        -----------           -------------------
(State or other jurisdiction        (Commission           (I.R.S. Employer of
     incorporation)                 File Number)          Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota                                       55057
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (507) 663-8000


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Items 1, 2, 3, 4, 6, 8 and 9 are not included.


ITEM 5. OTHER EVENTS

         On October 25, 2001, the Company entered into a Subordinated Notes and Warrant Purchase Agreement (the "Debt Agreement") with Morgenthaler Partners VII, L.P. ("Morgenthaler"), Ampersand IV Limited Partnership ("Ampersand") and Molex Incorporated ("Molex") pursuant to which the Morgenthaler, Ampersand and Molex extended $7,000,000 in financing to the Company (the "Loan"), on the terms described below.

Subordinated Notes and Warrant Purchase Agreement.

         Under the terms of the Debt Agreement, Morgenthaler, Ampersand and Molex (the "Purchasers") purchased an aggregate of $7,000,000 of 17% Senior Subordinated Notes (the "Notes") ("the "Debt Investment"). Of the $7,000,000 Debt Investment, Morgenthaler purchased $4,600,000 of the Notes and Ampersand and Molex each purchased $1,200,000 of the Notes. In connection with the Notes, the Purchasers were issued warrants (the "Warrants") for the purchase of an aggregate of approximately 3.12 million shares of the Company's common stock. The Warrants were issued at an exercise price of $.01 per share of common stock issuable. The Warrants expire on October 25, 2008. Additionally, for each year in which any portion of the Loan remains outstanding, the Company will issue additional Warrants to purchase an aggregate of 261,010 shares of the Company's common stock. These Warrants will be issued to Morgenthaler, Ampersand and Molex pro rata according to their proportionate share of the Debt Investment.

         Under the terms of the Debt Agreement, interest on the Notes is payable quarterly at the rate of 17% per annum, beginning January 1, 2002. The Notes are subordinate to the obligations of the Company to Wells Fargo Bank Minnesota, N.A. ("Wells Fargo"). Two subsidiaries of the Company, International Flex Technologies, Inc. and International Flex Holdings, Inc., guaranty the loan. The Debt Investment is secured by all of the non-real property assets of the Company and its subsidiaries, International Flex Technologies, Inc. and International Flex Holdings, Inc.

         The Notes (and all accrued interest) are due and payable October 25, 2006, or earlier upon certain issuances of capital stock or upon the sale of assets by the Company. Proceeds from the issuance of capital stock or sale of assets must first be applied to the Credit and Security Agreement by and among the Company and Wells Fargo, as agent for other senior lenders (the "Credit Agreement") and the $5,000,000 of indebtedness of the Subordinated Secured Notes Purchase Agreement of May 23, 2001.

         The Debt Agreement, and Form of Note and Form of Warrant issuable thereunder, are incorporated herein by reference to Exhibits hereto. The foregoing description of the Debt Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to such Exhibits.




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Bank Amendment

         In connection with the consummation of the Debt Investment, Wells Fargo Bank Minnesota, N.A. and the Company executed the Eleventh Amendment to the Credit Agreement. The Eleventh Amendment to Credit Agreement establishes new covenants based on minimum EBITDA and allows the Company to sell certain of its foreign accounts receivable to a third party. In connection with the Eleventh Amendment to Credit Agreement, the Company extended the term of certain warrants issued to Wells Fargo. The warrants were originally issued for the purchase of 100,000 shares, but have been adjusted according to anti-dilution formulas. The warrants will now expire on October 25, 2006 and have an adjusted exercise price of $0.41 per share.

7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (C) Exhibits

         Exhibit 4.1. Subordinated Notes and Warrant Purchase Agreement dated October 25, 2001 among Sheldahl, Inc. and the entities listed on Schedule I thereto.

         Exhibit 4.2. Form of Note to Subordinated Notes and Warrant Purchase Agreement.

         Exhibit 4.3. Form of Warrant to Subordinated Notes and Warrant Purchase Agreement.

         Exhibit 4.4. Security Agreement dated October 25, 2001 made by Sheldahl, Inc. and certain subsidiaries listed on
                           Schedule I thereto to Morgenthaler Partners VII, L.P., as Agent.

         Exhibit 4.5. Eleventh Amendment to Credit and Security Agreement dated October 25, 2001 between the Company and Wells Fargo Bank Minnesota N. A., as Agent.

         Exhibit 99.0.     Press release of October 26, 2001.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SHELDAHL, INC.


                                       By: /s/ Peter Duff
                                          --------------------------------------
                                           Peter Duff, Vice President - Finance

Dated: October 30, 2001




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